UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 January 23, 2009
(Date of earliest event reported)

American Public Education, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2009, the Board of Directors of American Public Education, Inc. increased the size of the Board from seven to eight members and appointed Timothy Landon to serve as a director of the Company until the 2009 annual meeting of stockholders and until his successor is duly elected and qualified.

Consistent with the Company’s compensation policy for non-employee directors, Mr. Landon will be compensated under the terms of the Company’s compensation policy for non-employee directors as in effect from time to time, which currently provides for an annual retainer of $32,250. The annual retainer is payable in quarterly installments, and Mr. Landon will have the alternative to elect to receive his annual retainer in common stock having the same value as the portion of the annual retainer to be paid. Non-employee directors also receive an annual grant to each director of restricted stock having a value of $36,750 on the date of delivery.

In connection with Mr. Landon’s appointment to the Board, he and the Company are entering into the Company’s standard form of indemnification agreement for executive officers and directors, the form of which was previously filed as Exhibit 10.3 to the Company’s registration statement on Form S-1 (File No. 333-145185).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date:	January 29, 2009	By:	/s/ Harry T. Wilkins
Harry T. Wilkins, Executive Vice
President and Chief Financial Officer

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